UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 15, 2008
Date of report (Date of earliest event reported)
ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

10201 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Telephone Number: (763) 226-2701
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective October 15, 2008, Revis L. Stephenson III was suspended as Chief Executive Officer of Advanced BioEnergy, LLC (the “Company”), and was replaced as chairman of the Board of Directors; he continues to serve as a director of the Board of Directors. Mr. Stephenson has also been removed as chairman of the board of Dakota Fuels, Inc. (“Dakota Fuels”), and suspended as President. Mr. Stephenson was removed as director of ABE Heartland, LLC (“ABE Heartland”) and suspended as Chief Executive Officer. Mr. Stephenson was also removed as director of ABE Fairmont, LLC (“ABE Fairmont”) and suspended as Chief Executive Officer. Dakota Fuels, ABE Heartland and ABE Fairmont are each wholly owned subsidiaries of the Company.
     Effective October 15, 2008, John Lovegrove replaced Mr. Stephenson as chairman of the Board of Directors. Mr. Lovegrove has also been appointed as director of ABE Heartland, chairman of the board of Dakota Fuels, Inc., and director of ABE Fairmont.
     Effective October 15, 2008, Dale Locken resigned from his position as director of the Board of Directors and as a member of various committee’s of the Company for personal reasons. On October 15, 2008, Robert Holmes and Troy Otte also tendered their resignations as directors, but have agreed to continue as a directors of the Board of Directors of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2008	ADVANCED BIOENERGY, LLC

	By	/s/ Perry Johnston

Perry Johnston
Vice President and General Counsel

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